Exhibit 99.2

FIRST QUARTER 2023

Supplemental Financial Reporting Package

Rexford Industrial

15650

15650 S AVALON BOULEVARD | GARDENA

Rexford Industrial Realty, Inc.
NYSE: REXR
11620 Wilshire Boulevard, Suite 1000
Los Angeles, CA 90025
310.966.1680

Table of Contents.

Disclosures:
Forward-Looking Statements: This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions and information currently available to management. Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the disruption of credit markets or a global economic slowdown; risks associated with the potential loss of key personnel (most importantly, members of senior management); risks associated with our failure to maintain our status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended; possible adverse changes in tax and environmental laws; an epidemic or pandemic (such as the outbreak and worldwide spread of novel coronavirus (COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities may implement to address it, which may (as with COVID-19) precipitate or exacerbate one or more of the above-mentioned factors and/or other risks, and significantly disrupt or prevent us from operating our business in the ordinary course for an extended period; litigation, including costs associated with prosecuting or defending pending or threatened claims and any adverse outcomes, and potential liability for uninsured losses and environmental contamination.
For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see Item 1A. Risk Factors in our 2022 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (“SEC”) on February 13, 2023, and other risks described in documents we subsequently file from time to time with the SEC. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.
Our credit ratings, which are disclosed on page 4, may not reflect the potential impact of risks relating to the structure or trading of the Company's securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency's rating should be evaluated independently of any other agency's rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

First Quarter 2023 Supplemental Financial Reporting Package	Page 2

Investor Company Summary.

Executive Management Team
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Laura Clark	Chief Financial Officer
David Lanzer	General Counsel and Corporate Secretary

Board of Directors
Richard Ziman	Chairman
Tyler H. Rose	Lead Independent Director
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Robert L. Antin	Director
Diana J. Ingram	Director
Angela L. Kleiman	Director
Debra L. Morris	Director

Investor Relations Information
investorrelations@rexfordindustrial.com

Equity Research Coverage
BofA Securities	Camille Bonnel	(646) 855-5042
BMO Capital Markets	John Kim	(212) 885-4115
BNP Paribas Exane	Nate Crossett	(646) 725-3716
Citigroup Investment Research	Craig Mailman	(212) 816-4471
Green Street Advisors	Vince Tibone	(949) 640-8780
J.P. Morgan Securities	Michael Mueller	(212) 622-6689
Jefferies LLC	Jonathan Petersen	(212) 284-1705
Robert W. Baird & Co.	Nicholas Thillman	(414) 298-5053
Stifel	Stephen Manaker	(212) 271-3716
Wells Fargo Securities	Blaine Heck	(443) 263-6529
Wolfe Research	Andrew Rosivach	(646) 582-9250
Disclaimer: This list may not be complete and is subject to change as firms add or delete coverage of our company. Please note that any opinions, estimates, forecasts or predictions regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Rexford Industrial Realty, Inc. or its management. We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of, or concurrence with, such information, conclusions or recommendations. Interested persons may obtain copies of analysts’ reports on their own; we do not distribute these reports.

First Quarter 2023 Supplemental Financial Reporting Package	Page 3

Company Overview.
For the Quarter Ended March 31, 2023

Total # of Properties	362
Total Rentable Square Feet	43,954,272
Total Portfolio Occupancy	93.8%
Same Property Portfolio Occupancy	98.0%
Consolidated Portfolio NOI Growth	32.8%
Same Property Portfolio NOI Growth	7.3%
Same Property Portfolio Cash NOI Growth	10.7%
Core FFO Growth	34.0%
Core FFO/Share Growth	8.3%
Credit Ratings (S&P/Moody's/Fitch)	BBB+ (Stable Outlook)/ Baa2 (Stable Outlook)/ BBB+ (Stable Outlook)
Net Debt to Total Combined Market Capitalization	13.6%
Net Debt to Adjusted EBITDA	3.6x

First Quarter 2023 Supplemental Financial Reporting Package	Page 4

Highlights - Consolidated Financial Results.
Quarterly Results	(in millions)

Net Operating Income (NOI)
(33% Year-over-Year Growth)
$150
$120
$90
$60
$30
$0
$107.2
$113.6
$123.0
$136.4
$142.3
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023

Adjusted EBITDA
(38% Year-over-Year Growth)
$150
$120
$90
$60
$30
$0
$101.5
$108.3
$117.5
$129.5
$139.8
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023

Company Share of Core FFO
(34% Year-over-Year Growth)
$120
$100
$80
$60
$40
$20
$0
$76.6
$81.7
$86.1
$90.3
$102.7
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023

Adjusted Funds From Operations (AFFO)
(28% Year-over-Year Growth)
$100
$80
$60
$40
$20
$0
$67.1
$66.8
$68.4
$75.2
$86.0
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023

First Quarter 2023 Supplemental Financial Reporting Package	Page 5

Financial and Portfolio Highlights and Capitalization Data. (1)
(in thousands except share and per share data and portfolio statistics)

	Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Financial Results:
Total rental income	$185,164	$178,422	$162,581	$148,987	$140,588
Net income	$63,570	$45,708	$41,648	$40,901	$48,900
Net Operating Income (NOI)	$142,339	$136,367	$122,967	$113,582	$107,159
Company share of Core FFO	$102,660	$90,318	$86,120	$81,671	$76,630
Company share of Core FFO per common share - diluted	$0.52	$0.49	$0.50	$0.49	$0.48
Adjusted EBITDA	$139,755	$129,451	$117,532	$108,329	$101,546
Dividend declared per common share	$0.380	$0.315	$0.315	$0.315	$0.315
Portfolio Statistics:
Portfolio rentable square feet (“RSF”)	43,954,272	42,403,735	41,716,182	39,441,055	38,133,166
Ending occupancy	93.8%	94.6%	94.5%	95.2%	96.3%
Ending occupancy excluding repositioning/redevelopment(2)	97.4%	97.9%	97.8%	98.8%	99.2%
Rent Change - GAAP	80.2%	77.0%	88.6%	83.0%	71.1%
Rent Change - Cash	59.7%	52.4%	62.9%	61.5%	56.9%
Same Property Portfolio Performance:
Same Property Portfolio ending occupancy(3)	98.0%	98.1%	98.1%	98.6%	99.1%
Same Property Portfolio NOI growth(4)	7.3%
Same Property Portfolio Cash NOI growth(4)	10.7%
Capitalization:
Total shares and units issued and outstanding at period end(5)	208,016,268	196,400,973	189,606,738	178,087,557	171,153,722
Series B and C Preferred Stock and Series 1, 2 and 3 CPOP Units	$241,068	$241,068	$241,068	$241,068	$241,068
Total equity market capitalization	$12,649,238	$10,972,417	$10,100,618	$10,497,130	$13,007,424
Total consolidated debt	$2,250,136	$1,950,515	$1,948,390	$1,673,936	$1,537,486
Total combined market capitalization (net debt plus equity)	$14,645,756	$12,886,146	$12,011,867	$12,136,749	$14,496,066
Ratios:
Net debt to total combined market capitalization	13.6%	14.9%	15.9%	13.5%	10.3%
Net debt to Adjusted EBITDA (quarterly results annualized)	3.6x	3.7x	4.1x	3.8x	3.7x
(1)For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions section & reconciliation section beginning on page 31 and page 12 of this report, respectively.
(2)Beginning in Q3-22, “Ending occupancy excluding repositioning/redevelopment” excludes “Other Repositioning” projects as well as those listed individually on pages 26-27. Prior quarters have been adjusted to conform to the current definition.
(3)Reflects the ending occupancy for the current 2023 Same Property Portfolio for each period presented. For historical ending occupancy as reported in prior Supplemental packages, see “SPP Historical Information” on page 34.
(4)Represents the year over year percentage change in NOI and Cash NOI for the Same Property Portfolio.
(5)Includes the following # of OP Units/vested LTIP units held by noncontrolling interests: 7,597,554 (Mar 31, 2023), 7,561,260 (Dec 31, 2022), 7,305,749 (Sep 30, 2022), 7,305,749 (Jun 30, 2022) and 6,417,107 (Mar 31, 2022). Excludes the following # of shares of unvested restricted stock: 365,416 (Mar 31, 2023), 274,416 (Dec 31, 2022), 275,717 (Sep 30, 2022), 282,611 (Jun 30, 2022) and 280,972 (Mar 31, 2022). Excludes unvested LTIP units and unvested performance units.

First Quarter 2023 Supplemental Financial Reporting Package	Page 6

Guidance.
As of March 31, 2023
2023 OUTLOOK*

METRIC	YTD RESULTS AS OF MARCH 31, 2023	Q1-2023 UPDATED GUIDANCE	INITIAL 2023 GUIDANCE
Net Income Attributable to Common Stockholders per diluted share (1)(2)	$0.30	$1.01 - $1.05	$0.94 - $0.98
Company share of Core FFO per diluted share (1)(2)	$0.52	$2.11 - $2.15	$2.08 - $2.12
Same Property Portfolio NOI Growth - GAAP (3)	7.3%	7.75% - 8.50%	7.50% - 8.50%
Same Property Portfolio NOI Growth - Cash (3)	10.7%	9.50% - 10.25%	9.25% - 10.25%
Average Same Property Portfolio Occupancy (Full Year) (3)	98.0%	97.5% - 98.0%	97.5% - 98.0%
General and Administrative Expenses (4)	$18.2M	$75.0M - $76.0M	$75.0M - $76.0M
Net Interest Expense	$13.7M	$65.0M - $66.0M	$64.0M - $66.0M

(1)Our 2023 Net Income and Core FFO guidance refers to the Company's in-place portfolio as of April 19, 2023, and does not include any assumptions for prospective acquisitions, dispositions or related balance sheet activities that have not closed.
(2)See page 35 for a reconciliation of the Company’s 2023 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.
(3)Our 2023 Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2022 through April 19, 2023, and excludes properties that were or will be classified as repositioning/redevelopment (current and future) or lease-up during 2022 and 2023 (as separately listed on pages 26-27) and select buildings in “Other Repositioning.” As of March 31, 2023, our 2023 Same Property Portfolio consists of buildings aggregating 32.6 million rentable square feet at 257 of our properties. Same Property Portfolio Occupancy at year end 2023 is projected to be approximately 98.0%.
(4)Our 2023 General and Administrative expense guidance includes estimated non-cash equity compensation expense of $32.0 million.
* A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, the impact of the ongoing COVID-19 pandemic, interest rates, inflation, the economy, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

First Quarter 2023 Supplemental Financial Reporting Package	Page 7

Guidance (Continued).
As of March 31, 2023

2023 Guidance Rollforward (1)

Earnings Components	Range ($ per share)		Notes
2023 Core FFO Per Diluted Share Guidance (Previous)	$2.08	$2.12	Initial 2023 Guidance
Same Property Portfolio NOI Growth	—	—	FY 2023 SP NOI Guidance range of 7.75% - 8.50%
1Q-2Q Acquisitions Closed to Date NOI	0.09	0.09	Incremental NOI related to $399M of acquisitions closed since prior guidance; no prospective activity included for guidance purposes
Repositioning/Redevelopment NOI	(0.01)	(0.01)	Incremental NOI from repositionings/redevelopments
Net G&A Expense	—	—	Guidance range of $75.0M - $76.0M
Net Interest Expense	—	—	Guidance range of $65.0M - $66.0M
Other	(0.05)	(0.05)	Includes impact from incremental investment related funding and Non-Same Property NOI
2023 Core FFO Per Diluted Share Guidance (Current)	$2.11	$2.15
Core FFO Per Diluted Share Annual Growth	8%	10%

(1)2023 Guidance and Guidance Rollforward represent the in-place portfolio as of April 19, 2023, and do not include any assumptions for prospective acquisitions, dispositions or related balance sheet activities that have not closed unless otherwise noted.

First Quarter 2023 Supplemental Financial Reporting Package	Page 8

Consolidated Balance Sheets.
(unaudited and in thousands)

	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
ASSETS
Land	$6,334,926	$5,841,195	$5,559,795	$4,896,343	$4,466,240
Buildings and improvements	3,671,384	3,370,494	3,275,572	2,923,571	2,737,575
Tenant improvements	153,019	147,632	141,413	136,905	131,169
Furniture, fixtures, and equipment	132	132	132	132	132
Construction in progress	102,633	110,934	88,545	90,192	71,147
Total real estate held for investment	10,262,094	9,470,387	9,065,457	8,047,143	7,406,263
Accumulated depreciation	(652,722)	(614,332)	(576,004)	(538,711)	(505,196)
Investments in real estate, net	9,609,372	8,856,055	8,489,453	7,508,432	6,901,067
Cash and cash equivalents	253,618	36,786	37,141	34,317	48,844
Restricted cash	16,239	—	—	—	—
Rents and other receivables, net	13,845	15,227	12,592	10,382	11,130
Deferred rent receivable, net	94,980	88,144	81,867	75,024	67,832
Deferred leasing costs, net	47,739	45,080	42,758	37,343	33,703
Deferred loan costs, net	4,474	4,829	5,184	5,532	1,729
Acquired lease intangible assets, net(1)	161,339	169,986	175,913	164,764	153,665
Acquired indefinite-lived intangible	5,156	5,156	5,156	5,156	5,156
Interest rate swap asset	6,947	11,422	12,565	—	—
Other assets	21,811	24,973	27,868	19,513	22,671
Acquisition related deposits	3,625	1,625	8,200	18,475	18,275
Total Assets	$10,239,145	$9,259,283	$8,898,697	$7,878,938	$7,264,072
LIABILITIES & EQUITY
Liabilities
Notes payable	$2,230,687	$1,936,381	$1,934,082	$1,660,521	$1,524,279
Interest rate swap liability	835	—	—	—	1,212
Accounts payable, accrued expenses and other liabilities	110,272	97,496	113,770	81,742	85,465
Dividends and distributions payable	79,370	62,033	59,926	56,300	54,115
Acquired lease intangible liabilities, net(2)	138,339	147,384	154,851	149,580	135,275
Tenant security deposits	77,029	71,935	69,756	64,436	61,701
Prepaid rents	44,303	20,712	19,992	14,661	14,265
Total Liabilities	2,680,835	2,335,941	2,352,377	2,027,240	1,876,312
Equity
Series B preferred stock, net ($75,000 liquidation preference)	72,443	72,443	72,443	72,443	72,443
Series C preferred stock, net ($86,250 liquidation preference)	83,233	83,233	83,233	83,233	83,233
Preferred stock	155,676	155,676	155,676	155,676	155,676
Common stock	2,008	1,891	1,826	1,711	1,650
Additional paid in capital	7,299,837	6,646,867	6,254,853	5,556,819	5,133,875
Cumulative distributions in excess of earnings	(273,849)	(255,743)	(237,135)	(216,588)	(198,999)
Accumulated other comprehensive income (loss)	3,117	8,247	9,223	(2,974)	(3,674)
Total stockholders’ equity	7,186,789	6,556,938	6,184,443	5,494,644	5,088,528
Noncontrolling interests	371,521	366,404	361,877	357,054	299,232
Total Equity	7,558,310	6,923,342	6,546,320	5,851,698	5,387,760
Total Liabilities and Equity	$10,239,145	$9,259,283	$8,898,697	$7,878,938	$7,264,072
(1)Includes net above-market tenant lease intangibles of $13,587 (March 31, 2023), $14,434 (December 31, 2022), $13,810 (September 30, 2022), $10,312 (June 30, 2022) and $10,671 (March 31, 2022). Balance also includes net below-market ground lease intangible of $12,806 (March 31, 2023), $12,888 (December 31, 2022), $12,929 (September 30, 2022), and $12,970 (June 30, 2022) related to a ground lease that was assumed by Company, for which the Company is the lessee, in connection with its acquisition of 2970 East 50th Street.
(2)Represents net below-market tenant lease intangibles as of the balance sheet date.

First Quarter 2023 Supplemental Financial Reporting Package	Page 9

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands, except share and per share data)

	Three Months Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Revenues
Rental income(1)	$185,164	$178,422	$162,581	$148,987	$140,588
Management and leasing services	190	160	163	130	163
Interest income	882	5	3	1	1
Total Revenues	186,236	178,587	162,747	149,118	140,752
Operating Expenses
Property expenses	42,825	42,055	39,614	35,405	33,429
General and administrative	18,197	19,733	14,951	14,863	14,717
Depreciation and amortization	59,429	56,568	51,146	46,609	42,471
Total Operating Expenses	120,451	118,356	105,711	96,877	90,617
Other Expenses
Other expenses	647	815	413	295	38
Interest expense	13,701	13,670	14,975	10,168	9,683
Total Expenses	134,799	132,841	121,099	107,340	100,338
Loss on extinguishment of debt	—	(38)	—	(877)	—
Gains on sale of real estate	12,133	—	—	—	8,486
Net Income	63,570	45,708	41,648	40,901	48,900
Less: net income attributable to noncontrolling interests	(3,064)	(2,431)	(2,368)	(2,290)	(2,484)
Net income attributable to Rexford Industrial Realty, Inc.	60,506	43,277	39,280	38,611	46,416
Less: preferred stock dividends	(2,314)	(2,315)	(2,314)	(2,315)	(2,314)
Less: earnings allocated to participating securities	(320)	(240)	(201)	(203)	(201)
Net income attributable to common stockholders	$57,872	$40,722	$36,765	$36,093	$43,901

Earnings per Common Share
Net income attributable to common stockholders per share - basic	$0.30	$0.22	$0.21	$0.22	$0.27
Net income attributable to common stockholders per share - diluted	$0.30	$0.22	$0.21	$0.22	$0.27

Weighted average shares outstanding - basic	195,366,969	184,161,577	171,908,895	164,895,701	160,628,843
Weighted average shares outstanding - diluted	195,779,007	184,558,301	172,831,173	165,200,577	161,048,592
(1)We elected the “non-separation practical expedient” in ASC 842, which allows us to avoid separating lease and non-lease rental income. As a result of this election, all rental income earned pursuant to tenant leases, including tenant reimbursements, is reflected as one line, “Rental income,” in the consolidated statements of operations. Under the section “Rental Income” on page 34 in the definitions section of this report, we include a presentation of rental revenues, tenant reimbursements and other income for all periods because we believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate our performance.

First Quarter 2023 Supplemental Financial Reporting Package	Page 10

Consolidated Statements of Operations.
Quarterly Results (continued)	(unaudited and in thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Revenues
Rental income	$185,164	$140,588
Management and leasing services	190	163
Interest income	882	1
Total Revenues	186,236	140,752
Operating Expenses
Property expenses	42,825	33,429
General and administrative	18,197	14,717
Depreciation and amortization	59,429	42,471
Total Operating Expenses	120,451	90,617
Other Expenses
Other expenses	647	38
Interest expense	13,701	9,683
Total Expenses	134,799	100,338
Loss on extinguishment of debt	—	—
Gains on sale of real estate	12,133	8,486
Net Income	63,570	48,900
Less: net income attributable to noncontrolling interests	(3,064)	(2,484)
Net income attributable to Rexford Industrial Realty, Inc.	60,506	46,416
Less: preferred stock dividends	(2,314)	(2,314)
Less: earnings allocated to participating securities	(320)	(201)
Net income attributable to common stockholders	$57,872	$43,901

Net income attributable to common stockholders per share – basic	$0.30	$0.27
Net income attributable to common stockholders per share – diluted	$0.30	$0.27

Weighted-average shares of common stock outstanding – basic	195,366,969	160,628,843
Weighted-average shares of common stock outstanding – diluted	195,779,007	161,048,592

First Quarter 2023 Supplemental Financial Reporting Package	Page 11

Non-GAAP FFO and Core FFO Reconciliations. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Net Income	$63,570	$45,708	$41,648	$40,901	$48,900
Adjustments:
Depreciation and amortization	59,429	56,568	51,146	46,609	42,471
Gains on sale of real estate	(12,133)	—	—	—	(8,486)
NAREIT Defined Funds From Operations (FFO)	110,866	102,276	92,794	87,510	82,885
Less: preferred stock dividends	(2,314)	(2,315)	(2,314)	(2,315)	(2,314)
Less: FFO attributable to noncontrolling interests(2)	(4,833)	(4,591)	(4,454)	(4,131)	(3,787)
Less: FFO attributable to participating securities(3)	(427)	(387)	(306)	(307)	(296)
Company share of FFO	$103,292	$94,983	$85,720	$80,757	$76,488

Company share of FFO per common share‐basic	$0.53	$0.52	$0.50	$0.49	$0.48
Company share of FFO per common share‐diluted	$0.53	$0.51	$0.50	$0.49	$0.47

FFO	$110,866	$102,276	$92,794	$87,510	$82,885
Adjustments:
Acquisition expenses	73	162	359	56	36
Impairment of right-of-use asset(4)	188	—	—	—	—
Loss on extinguishment of debt	—	38	—	877	—
Amortization of loss on termination of interest rate swaps	59	59	59	23	112
Non-capitalizable demolition costs	340	663	—	—	—
Write-offs of below-market lease intangibles related to unexercised renewal options(5)	(1,318)	(5,792)	—	—	—
Core FFO	110,208	97,406	93,212	88,466	83,033
Less: preferred stock dividends	(2,314)	(2,315)	(2,314)	(2,315)	(2,314)
Less: Core FFO attributable to noncontrolling interests(2)	(4,809)	(4,405)	(4,471)	(4,169)	(3,793)
Less: Core FFO attributable to participating securities(3)	(425)	(368)	(307)	(311)	(296)
Company share of Core FFO	$102,660	$90,318	$86,120	$81,671	$76,630

Company share of Core FFO per common share‐basic	$0.53	$0.49	$0.50	$0.50	$0.48
Company share of Core FFO per common share‐diluted	$0.52	$0.49	$0.50	$0.49	$0.48
Weighted-average shares outstanding-basic	195,366,969	184,161,577	171,908,895	164,895,701	160,628,843
Weighted-average shares outstanding-diluted(6)	195,779,007	184,558,301	172,831,173	165,200,577	161,048,592
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 31 of this report.
(2)Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1, Series 2 and Series 3 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company.
(3)Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.
(4)Represents an impairment charge related to the right-of-use asset for one of our leased office spaces.
(5)Reflects the write-off of the portion of a below-market lease intangible attributable to below-market fixed rate renewal options that were not exercised due to the termination of the lease at the end of the initial lease term.
(6)Weighted-average shares outstanding-diluted includes adjustments for unvested performance units and shares issuable under forward equity sales agreements if the effect is dilutive for the reported period.

First Quarter 2023 Supplemental Financial Reporting Package	Page 12

Non-GAAP FFO and Core FFO Reconciliations. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Net Income	$63,570	$48,900
Adjustments:
Depreciation and amortization	59,429	42,471
Gains on sale of real estate	(12,133)	(8,486)
Funds From Operations (FFO)	110,866	82,885
Less: preferred stock dividends	(2,314)	(2,314)
Less: FFO attributable to noncontrolling interests	(4,833)	(3,787)
Less: FFO attributable to participating securities	(427)	(296)
Company share of FFO	$103,292	$76,488

Company share of FFO per common share‐basic	$0.53	$0.48
Company share of FFO per common share‐diluted	$0.53	$0.47

FFO	$110,866	$82,885
Adjustments:
Acquisition expenses	73	36
Impairment of right-of-use asset	188	—
Amortization of loss on termination of interest rate swaps	59	112
Non-capitalizable demolition costs	340	—
Write-offs of below-market lease intangibles related to unexercised renewal options(2)	(1,318)	—
Core FFO	110,208	83,033
Less: preferred stock dividends	(2,314)	(2,314)
Less: Core FFO attributable to noncontrolling interests	(4,809)	(3,793)
Less: Core FFO attributable to participating securities	(425)	(296)
Company share of Core FFO	$102,660	$76,630

Company share of Core FFO per common share‐basic	$0.53	$0.48
Company share of Core FFO per common share‐diluted	$0.52	$0.48

Weighted-average shares outstanding-basic	195,366,969	160,628,843
Weighted-average shares outstanding-diluted	195,779,007	161,048,592
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 31 of this report.
(2)Reflects the write-off of the portion of a below-market lease intangible attributable to below-market fixed rate renewal options that were not exercised due to the termination of the lease at the end of the initial lease term.

First Quarter 2023 Supplemental Financial Reporting Package	Page 13

Non-GAAP AFFO Reconciliation. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Funds From Operations(2)	$110,866	$102,276	$92,794	$87,510	$82,885
Adjustments:
Amortization of deferred financing costs	856	840	766	563	520
Non-cash stock compensation	8,178	9,716	6,316	6,342	6,052
Loss on extinguishment of debt	—	38	—	877	—
Impairment of right-of-use asset	188	—	—	—	—
Amortization related to termination/settlement of interest rate derivatives	129	129	128	93	181
Note payable (discount) premium amortization, net	66	64	63	62	61
Non-capitalizable demolition costs	340	663	—	—	—
Deduct:
Preferred stock dividends	(2,314)	(2,315)	(2,314)	(2,315)	(2,314)
Straight line rental revenue adjustment(3)	(7,628)	(7,467)	(8,411)	(8,441)	(6,901)
Amortization of net below-market lease intangibles(4)	(8,290)	(12,959)	(7,033)	(6,126)	(5,091)
Capitalized payments(5)	(8,924)	(7,757)	(7,272)	(5,715)	(4,878)
Recurring capital expenditures(6)	(2,194)	(2,593)	(2,658)	(2,063)	(1,251)
2nd generation tenant improvements and leasing commissions(7)	(5,259)	(5,437)	(3,940)	(4,031)	(2,147)
Adjusted Funds From Operations (AFFO)	$86,014	$75,198	$68,439	$66,756	$67,117

(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 31 of this report.
(2)A quarterly reconciliation of net income to Funds From Operations is set forth on page 12 of this report.
(3)The straight line rental revenue adjustment includes concessions of $3,492, $2,678, $2,952, $3,785 and $3,582 for the three months ended March 31, 2023, December 31, 2022, September 30, 2022, June 30, 2022 and March 31, 2022, respectively.
(4)The amortization of net below-market lease intangibles for the three months ended March 31, 2023 and December 31, 2022, includes the write-off of $1,318 and $5,792, respectively, that is attributable to below-market fixed rate renewal options that were not exercised due to the termination of the lease at the end of the initial lease term.
(5)Includes capitalized interest, taxes, insurance and construction related compensation costs.
(6)Excludes nonrecurring capital expenditures of $28,937, $34,626, $33,444, $22,644 and $18,815 for the three months ended March 31, 2023, December 31, 2022, September 30, 2022, June 30, 2022 and March 31, 2022, respectively.
(7)Excludes 1st generation tenant improvements and leasing commissions of $666, $552, $5,190, $2,146 and $997 for the three months ended March 31, 2023, December 31, 2022, September 30, 2022, June 30, 2022 and March 31, 2022, respectively.

First Quarter 2023 Supplemental Financial Reporting Package	Page 14

Statement of Operations Reconciliations - NOI, Cash NOI, EBITDAre and Adjusted EBITDA. (1)
(unaudited and in thousands)

NOI and Cash NOI

	Three Months Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Rental income(2)(3)	$185,164	$178,422	$162,581	$148,987	$140,588
Less: Property expenses	42,825	42,055	39,614	35,405	33,429
Net Operating Income (NOI)	$142,339	$136,367	$122,967	$113,582	$107,159
Amortization of above/below market lease intangibles	(8,290)	(12,959)	(7,033)	(6,126)	(5,091)
Straight line rental revenue adjustment	(7,628)	(7,467)	(8,411)	(8,441)	(6,901)
Cash NOI	$126,421	$115,941	$107,523	$99,015	$95,167

EBITDAre and Adjusted EBITDA

	Three Months Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Net income	$63,570	$45,708	$41,648	$40,901	$48,900
Interest expense	13,701	13,670	14,975	10,168	9,683
Depreciation and amortization	59,429	56,568	51,146	46,609	42,471
Gains on sale of real estate	(12,133)	—	—	—	(8,486)
EBITDAre	$124,567	$115,946	$107,769	$97,678	$92,568
Stock-based compensation amortization	8,178	9,716	6,316	6,342	6,052
Loss on extinguishment of debt	—	38	—	877	—
Acquisition expenses	73	162	359	56	36
Impairment of right-of-use asset	188	—	—	—	—
Pro forma effect of acquisitions(4)	6,927	3,589	3,088	3,376	2,938
Pro forma effect of dispositions(5)	(178)	—	—	—	(48)
Adjusted EBITDA	$139,755	$129,451	$117,532	$108,329	$101,546
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 31 of this report.
(2)See footnote (1) on page 10 for details related to our presentation of “Rental income” in the consolidated statements of operations for all periods presented.
(3)Reflects (reduction) increase to rental income due to changes in the Company’s assessment of lease payment collectability as follows (in thousands): $(340), $71, $112, $158 and $40 for the three months ended March 31, 2023, December 31, 2022, September 30, 2022, June 30, 2022 and March 31, 2022, respectively.
(4)Represents the estimated impact on Q1'23 EBITDAre of Q1'23 acquisitions as if they had been acquired on January 1, 2023, the impact on Q4'22 EBITDAre of Q4'22 acquisitions as if they had been acquired on October 1, 2022, the impact on Q3'22 EBITDAre of Q3'22 acquisitions as if they had been acquired on July 1, 2022, the impact on Q2'22 EBITDAre of Q2'22 acquisitions as if they had been acquired on April 1, 2022 and the impact on Q1'22 EBITDAre of Q1'22 acquisitions as if they had been acquired on January 1, 2022. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDAre had we owned the acquired entities as of the beginning of each period.
(5)Represents the impact on Q1'23 EBITDAre of Q1'23 dispositions as if they had been sold as of January 1, 2023 and the impact on Q1'22 EBITDAre of Q1'22 dispositions as if they had been sold as of January 1, 2022.

First Quarter 2023 Supplemental Financial Reporting Package	Page 15

Same Property Portfolio Performance.(1)
(unaudited and dollars in thousands)

Same Property Portfolio:
Number of properties	257
Square Feet	32,601,949

Same Property Portfolio NOI and Cash NOI:

	Three Months Ended March 31,
	2023	2022	$ Change	% Change
Rental income(2)(3)(4)	$134,237	$126,508	$7,729	6.1%
Property expenses	29,885	29,215	670	2.3%
Same Property Portfolio NOI	$104,352	$97,293	$7,059	7.3%	(4)
Straight-line rental revenue	(3,854)	(5,619)	1,765	(31.4)%
Amort. of above/below market lease intangibles	(3,617)	(4,134)	517	(12.5)%
Same Property Portfolio Cash NOI	$96,881	$87,540	$9,341	10.7%	(4)

Same Property Portfolio Occupancy:

	Three Months Ended March 31,			Three Months Ended December 31, 2022
	2023	2022	Year-over-Year Change (basis points)		Sequential Change (basis points)
Quarterly Weighted Average Occupancy:(5)
Los Angeles County	97.8%	98.7%	(90) bps	97.7%	10 bps
Orange County	99.3%	98.9%	40 bps	99.4%	(10) bps
Riverside / San Bernardino County	96.9%	99.8%	(290) bps	96.7%	20 bps
San Diego County	98.6%	99.3%	(70) bps	99.0%	(40) bps
Ventura County	99.5%	99.2%	30 bps	99.7%	(20) bps
Quarterly Weighted Average Occupancy	98.0%	99.0%	(100) bps	97.9%	10 bps
Ending Occupancy:	98.0%	99.1%	(110) bps	98.1%	(10) bps
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 31 of this report.
(2)See “Same Property Portfolio Rental Income” on page 34 of the definitions section of this report for a breakdown of rental income into rental revenues, tenant reimbursement and other income for the three months ended March 31, 2023 and 2022.
(3)Reflects (decrease) increase to rental income due to changes in the Company’s assessment of lease payment collectability as follows: $(286) thousand and $74 thousand for the three months ended March 31, 2023 and 2022, respectively.
(4)Rental income includes lease termination fees of $28 thousand and $3 thousand for the three months ended March 31, 2023 and 2022, respectively. Excluding these lease termination fees, Same Property Portfolio NOI increased by approximately 7.2% and Same Property Portfolio Cash NOI increased by approximately 10.6% during the three months ended March 31, 2023, compared to the three months ended March 31, 2022, respectively.
(5)Calculated by averaging the occupancy rate at the end of each month in 1Q-2023 and December 2022 (for 1Q-2023), the end of each month in 1Q-2022 and December 2021 (for 1Q-2022) and the end of each month in 4Q-2022 and September 2022 (for 4Q-2022).

First Quarter 2023 Supplemental Financial Reporting Package	Page 16

Capitalization Summary.
(unaudited and in thousands, except share and per share data)

Capitalization as of March 31, 2023

Description	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Common shares outstanding(1)	200,418,714	188,839,713	182,300,989	170,781,808	164,736,615
Operating partnership units outstanding(2)	7,597,554	7,561,260	7,305,749	7,305,749	6,417,107
Total shares and units outstanding at period end	208,016,268	196,400,973	189,606,738	178,087,557	171,153,722
Share price at end of quarter	$59.65	$54.64	$52.00	$57.59	$74.59
Common Stock and Operating Partnership Units - Capitalization	$12,408,170	$10,731,349	$9,859,550	$10,256,062	$12,766,356
Series B and C Cumulative Redeemable Preferred Stock(3)	$161,250	$161,250	$161,250	$161,250	$161,250
4.43937% Series 1 Cumulative Redeemable Convertible Preferred Units(4)	27,031	27,031	27,031	27,031	27,031
4.00% Series 2 Cumulative Redeemable Convertible Preferred Units(4)	40,787	40,787	40,787	40,787	40,787
3.00% Series 3 Cumulative Redeemable Convertible Preferred Units(4)	12,000	12,000	12,000	12,000	12,000
Preferred Equity	$241,068	$241,068	$241,068	$241,068	$241,068
Total Equity Market Capitalization	$12,649,238	$10,972,417	$10,100,618	$10,497,130	$13,007,424

Total Debt	$2,250,136	$1,950,515	$1,948,390	$1,673,936	$1,537,486
Less: Cash and cash equivalents	(253,618)	(36,786)	(37,141)	(34,317)	(48,844)
Net Debt	$1,996,518	$1,913,729	$1,911,249	$1,639,619	$1,488,642
Total Combined Market Capitalization (Net Debt plus Equity)	$14,645,756	$12,886,146	$12,011,867	$12,136,749	$14,496,066
Net debt to total combined market capitalization	13.6%	14.9%	15.9%	13.5%	10.3%
Net debt to Adjusted EBITDA (quarterly results annualized)(5)	3.6x	3.7x	4.1x	3.8x	3.7x
Net debt & preferred equity to Adjusted EBITDA (quarterly results annualized)(5)	4.0x	4.2x	4.6x	4.3x	4.2x
(1)Excludes the following number of shares of unvested restricted stock: 365,416 (Mar 31, 2023), 274,416 (Dec 31, 2022), 275,717 (Sep 30, 2022), 282,611 (Jun 30, 2022) and 280,972 (Mar 31, 2022).
(2)Represents outstanding common units of the Company’s operating partnership (“OP”), Rexford Industrial Realty, LP, that are owned by unitholders other than Rexford Industrial Realty, Inc. Represents the noncontrolling interest in our OP. As of Mar 31, 2023, includes 800,056 vested LTIP Units & 976,352 vested performance units & excludes 324,684 unvested LTIP Units & 1,516,107 unvested performance units.
(3)Values based on liquidation preference of $25 per share and the following number of outstanding shares of preferred stock: 5.875% Series B (3,000,000); 5.625% Series C (3,450,000).
(4)Value based on 593,960 outstanding Series 1 preferred units at a liquidation preference of $45.50952 per unit, 906,374 outstanding Series 2 preferred units at a liquidation preference of $45 per unit and 164,998 outstanding Series 3 preferred units at a liquidation preference of $72.72825 per unit.
(5)For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions section & reconciliation section beginning on page 31 and page 12 of this report, respectively.

First Quarter 2023 Supplemental Financial Reporting Package	Page 17

Debt Summary.
(unaudited and dollars in thousands)

Debt Detail:
As of March 31, 2023
Debt Description	Maturity Date	Stated Interest Rate	Effective Interest Rate(1)	Principal Balance(2)
Unsecured Debt:
$1.0 Billion Revolving Credit Facility(3)	5/26/2026(4)	SOFR+0.685%(5)	5.655%	$—
$400M Term Loan Facility	7/19/2024(4)	SOFR+0.76%(5)	4.832%(6)	400,000
$100M Senior Notes	8/6/2025	4.290%	4.290%	100,000
$300M Term Loan Facility	5/26/2027	SOFR+0.76%(5)	3.677%(7)	300,000
$125M Senior Notes	7/13/2027	3.930%	3.930%	125,000
$300M Senior Notes	6/15/2028	5.000%	5.000%	300,000
$25M Series 2019A Senior Notes	7/16/2029	3.880%	3.880%	25,000
$400M Senior Notes	12/1/2030	2.125%	2.125%	400,000
$400M Senior Notes - Green Bond	9/1/2031	2.150%	2.150%	400,000
$75M Series 2019B Senior Notes	7/16/2034	4.030%	4.030%	75,000
Secured Debt:
2601-2641 Manhattan Beach Boulevard	4/5/2023	4.080%	4.080%	3,802
960-970 Knox Street	11/1/2023	5.000%	5.000%	2,283
7612-7642 Woodwind Drive	1/5/2024	5.240%	5.240%	3,688
11600 Los Nietos Road	5/1/2024	4.190%	4.190%	2,419
$60M Term Loan Facility	10/27/2024(8)	SOFR+1.250%(8)	5.060%(9)	60,000
5160 Richton Street	11/15/2024	3.790%	3.790%	4,122
22895 Eastpark Drive	11/15/2024	4.330%	4.330%	2,594
701-751 Kingshill Place	1/5/2026	3.900%	3.900%	7,079
13943-13955 Balboa Boulevard	7/1/2027	3.930%	3.930%	14,874
2205 126th Street	12/1/2027	3.910%	3.910%	5,200
2410-2420 Santa Fe Avenue	1/1/2028	3.700%	3.700%	10,300
11832-11954 La Cienega Boulevard	7/1/2028	4.260%	4.260%	3,909
1100-1170 Gilbert Street (Gilbert/La Palma)	3/1/2031	5.125%	5.125%	1,888
7817 Woodley Avenue	8/1/2039	4.140%	4.140%	2,978
			3.616%	$2,250,136

Debt Composition(1):
Category	Weighted Average Term Remaining (yrs)(10)	Stated Interest Rate	Effective Interest Rate	Balance	% of Total
Fixed	5.3	3.616% (See Table Above)	3.616%	$2,250,136	100%
Variable	—	—	—%	$—	0%
Secured	2.8		4.555%	$125,136	6%
Unsecured	5.4		3.560%	$2,125,000	94%
*See footnotes on the following page*

First Quarter 2023 Supplemental Financial Reporting Package	Page 18

Debt Summary (Continued).
(unaudited and dollars in thousands)

Debt Maturity Schedule(11):
Year	Secured(12)	Unsecured	Total	% Total	Effective Interest Rate(1)
2023	$6,085	$—	$6,085	—%	4.425%
2024	72,823	400,000	472,823	21%	4.849%
2025	—	100,000	100,000	4%	4.290%
2026	7,079	—	7,079	—%	3.900%
2027	20,074	425,000	445,074	20%	3.759%
2028	14,209	300,000	314,209	14%	4.948%
2029	—	25,000	25,000	1%	3.880%
2030	—	400,000	400,000	18%	2.125%
2031	1,888	400,000	401,888	18%	2.164%
2032	—	—	—	—%	—%
Thereafter	2,978	75,000	77,978	4%	4.034%
Total	$125,136	$2,125,000	$2,250,136	100%	3.616%
(1)Includes the effect of interest rate swaps effective as of March 31, 2023 and interest rate swaps executed in March 2023 with an effective date of April 3, 2023 (assuming they were effective as of March 31, 2023). See notes (6), (7) & (9) below. Excludes the effect of premiums/discounts, deferred loan costs and the credit facility fee. Assumes daily SOFR of 4.870% & 1-month Term SOFR (“1M SOFR”) of 4.802% as of March 31, 2023, as applicable.
(2)Excludes unamortized debt issuance costs, premiums and discounts aggregating $19.4 million as of March 31, 2023.
(3)The credit facility is subject to a facility fee which is calculated as a percentage of the total commitment amount, regardless of usage. The facility fee ranges from 0.125% to 0.300% depending on our investment grade rating, not including the impact of the sustainability-linked pricing component. In February 2023, the facility fee decreased by 0.01% to 0.115% from 0.125% after certifying that our sustainability performance target was met for 2022.
(4)The $1.0B revolving credit facility has two six-month extensions and the $400M term loan facility has two one-year extensions at the borrower’s option, subject to certain terms and conditions.
(5)The interest rates on these loans are comprised of Daily SOFR for the revolving credit facility and $400M term loan facility and 1M SOFR for the $300M term loan facility, plus a SOFR adjustment of 0.10%, and an applicable margin ranging from 0.725% to 1.40% for the revolving credit facility and 0.80% to 1.60% for the $300M and $400M term loan facilities depending on our credit ratings and leverage ratio, not including the impact of the sustainability-linked pricing component, all of which may change from time to time. In February 2023, the applicable margin decreased by 0.04% to 0.685% from 0.725% for the revolving credit facility and to 0.76% from 0.80% for the $300M and $400M term loan facilities after certifying that our sustainability performance target was met for 2022.
(6)We effectively fixed Daily SOFR related to our $400M term loan facility at a weighted average rate of 3.97231%, commencing on April 3, 2023 through June 30, 2025, by executing four interest rate swap transactions with an aggregate notional value of $400.0 million. The hedged effective interest rate on the $400M term loan facility is 4.832%.
(7)We effectively fixed 1M SOFR related to our $300M term loan facility at a weighted average rate of 2.81725%, commencing on July 27, 2022 through May 26, 2027, by executing five interest rate swap transactions with an aggregate notional value of $300.0 million. The hedged effective interest rate on the $300M term loan facility is 3.677%.
(8)The $60M term loan facility has interest-only payment terms (1M SOFR + SOFR adjustment of 0.10% + margin of 1.250%) and three one-year extensions available at the borrower’s option, subject to certain terms & conditions.
(9)We effectively fixed 1M SOFR related to our $60M term loan facility at 3.710%, commencing on April 3, 2023 through July 30, 2026, by executing an interest rate swap with a notional value of $60.0 million. The hedged effective interest rate on the $60M term loan facility is 5.060%.
(10)The weighted average remaining term to maturity of our consolidated debt is 5.3 years.
(11)Excludes potential exercise of extension options.
(12)Excludes the effect of scheduled monthly principal payments on amortizing loans.

First Quarter 2023 Supplemental Financial Reporting Package	Page 19

Operations.
Quarterly Results

Leasing Volume, Square Feet (in millions)
2.0
1.5
1.0
0.5
0.0
0.9
1.4
1.7
1.1
1.8
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023

Consolidated Portfolio Ending Occupancy
Occupancy
Occupancy Excluding Repositioning/Redevelopment
100.0%
98.0%
96.0%
94.0%
92.0%
90.0%
96.3%
99.2%
95.2%
98.8%
94.5%
97.8%
94.6%
97.9%
93.8%
97.4%
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023

Leasing Activity - Rent Change
GAAP
CASH
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
71%
57%
83%
62%
89%
63%
77%
52%
80%
60%
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023

Same Property Portfolio Ending Occupancy
100.0%
98.0%
96.0%
94.0%
92.0%
90.0%
99.1%
98.6%
98.1%
98.1%
98.0%
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023

First Quarter 2023 Supplemental Financial Reporting Package	Page 20

Portfolio Overview.
At March 31, 2023	(unaudited results)

Consolidated Portfolio:

		Rentable Square Feet			Ending Occupancy %				In-Place ABR(3)
Market	# of Properties	Same Property Portfolio	Non-Same Property Portfolio	Total Portfolio	Same Property Portfolio	Non-Same Property Portfolio	Total Portfolio(1)	Total Portfolio Excluding Repositioning/ Redevelopment(2)	Total (in 000’s)	Per Square Foot
Central LA	22	2,721,277	468,407	3,189,684	96.3%	92.4%	95.7%	95.7%	$35,228	$11.54
Greater San Fernando Valley	57	4,756,805	1,725,974	6,482,779	97.8%	80.5%	93.2%	98.9%	84,981	$14.06
Mid-Counties	27	2,258,234	366,868	2,625,102	97.8%	66.6%	93.4%	98.0%	33,662	$13.72
San Gabriel Valley	34	3,735,517	401,242	4,136,759	98.3%	85.2%	97.0%	98.9%	47,646	$11.87
South Bay	77	5,083,796	2,377,232	7,461,028	98.9%	87.5%	95.2%	97.6%	141,702	$19.94
Los Angeles County	217	18,555,629	5,339,723	23,895,352	98.0%	84.1%	94.9%	98.0%	343,219	$15.14

North Orange County	18	1,341,424	182,734	1,524,158	98.3%	100.0%	98.5%	100.0%	21,110	$14.06
OC Airport	10	833,956	304,672	1,138,628	99.2%	94.5%	98.0%	98.1%	19,796	$17.74
South Orange County	5	448,762	—	448,762	100.0%	—%	100.0%	100.0%	6,534	$14.56
West Orange County	8	725,788	436,439	1,162,227	100.0%	15.1%	68.1%	100.0%	9,375	$11.84
Orange County	41	3,349,930	923,845	4,273,775	99.1%	58.1%	90.3%	99.5%	56,815	$14.73

Inland Empire East	1	33,258	—	33,258	100.0%	—%	100.0%	100.0%	611	$18.36
Inland Empire West	49	5,859,461	3,246,299	9,105,760	95.9%	79.9%	90.5%	94.9%	104,363	$12.66
Riverside / San Bernardino County	50	5,892,719	3,246,299	9,139,018	96.4%	79.9%	90.5%	94.9%	104,974	$12.69

Central San Diego	21	1,284,938	724,925	2,009,863	98.4%	90.3%	95.5%	95.8%	33,242	$17.32
North County San Diego	14	1,243,994	235,838	1,479,832	99.1%	64.3%	93.5%	94.3%	18,567	$13.41
San Diego County	35	2,528,932	960,763	3,489,695	98.7%	83.9%	94.7%	95.1%	51,809	$15.69

Ventura	19	2,274,739	881,693	3,156,432	99.5%	100.0%	99.7%	99.8%	34,922	$11.10
Ventura County	19	2,274,739	881,693	3,156,432	99.5%	100.0%	99.7%	99.8%	34,922	$11.10
CONSOLIDATED TOTAL / WTD AVG	362	32,601,949	11,352,323	43,954,272	98.0%	82.0%	93.8%	97.4%	$591,739	$14.35
(1)See page 35 for historical occupancy by County.
(2)Excludes space aggregating 1,593,442 square feet at our properties that were in various stages of repositioning, redevelopment or lease-up as of March 31, 2023. See pages 26-27 for additional details on these properties.
(3)See page 31 for definitions and details on how these amounts are calculated.

First Quarter 2023 Supplemental Financial Reporting Package	Page 21

Leasing Statistics and Trends.
(unaudited results)

Leasing Activity and Weighted Average New / Renewal Leasing Spreads:

	Three Months Ended
	Mar 31, 2023(1)	Dec 31, 2022(2)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Leasing Spreads:
GAAP Rent Change	80.2%	77.0%	88.6%	83.0%	71.1%
Cash Rent Change	59.7%	52.4%	62.9%	61.5%	56.9%

Leasing Activity (SF):(3)
New leases(3)	522,288	411,428	702,882	649,099	314,567
Renewal leases(3)	1,254,005	736,124	994,945	745,840	552,828
Total leasing activity	1,776,293	1,147,552	1,697,827	1,394,939	867,395

Total expiring leases	(2,461,943)	(1,457,914)	(1,736,079)	(1,625,064)	(1,153,547)
Expiring leases - placed into repositioning/redevelopment	720,119	301,572	63,000	369,763	310,656
Net absorption(4)	34,469	(8,790)	24,748	139,638	24,504
Retention rate(5)	83%	70%	72%	66%	84%
Retention + Backfill rate(6)	90%	83%	88%	84%	91%

Leasing Activity and Change in Annual Rental Rates and Turnover Costs for Current Quarter Leases(1)(9):
				GAAP Rent				Cash Rent
First Quarter 2023:	# Leases Signed	SF of Leasing	Weighted Average Lease Term (Years)	Current Lease	Prior Lease	Rent Change - GAAP	Weighted Avg. Abatement (Months)	Starting Cash Rent - Current Lease	Expiring Cash Rent - Prior Lease	Rent Change - Cash	Turnover Costs per SF(7)
New(8)	54	522,288	3.6	$21.45	$10.28	108.8%	1.1	$20.57	$10.96	87.6%	$5.60
Renewal	68	1,254,005	4.1	$22.04	$12.60	74.9%	0.6	$20.90	$13.53	54.5%	$2.86
Total / Wtd. Average	122	1,776,293	4.0	$21.93	$12.17	80.2%	0.7	$20.84	$13.05	59.7%	$3.37
(1)Q1-23 leasing spreads included a 164,500 RSF tenant with a below-market fixed rate renewal option. This lease impacted quarterly leasing spreads by ~1,700 basis points on both a GAAP and cash basis.
(2)Q4-22 leasing spreads included a 112,000 RSF tenant with a below-market fixed rate renewal option. This lease impacted quarterly leasing spreads by ~700 basis points on both a GAAP and cash basis.
(3)Excludes month-to-month tenants.
(4)Net absorption represents total leasing activity, less expiring leases adjusted for square footage placed into Repositioning, Redevelopment or “Other Repositioning.” Net absorption for all stated periods reflects the current definition.
(5)Retention rate is calculated as renewal lease square footage plus relocation/expansion square footage, divided by expiring lease square footage. Retention excludes square footage related to the following: (i) expiring leases associated with space that is placed into repositioning (including “Other Repositioning” projects beginning in Q2-22) after the tenant vacates, (ii) early terminations with prenegotiated replacement leases and (iii) move outs where space is directly leased by subtenants. The retention rate for periods prior to Q2-22 have been adjusted to conform to the current definition.
(6)Retention + Backfill rate represents square feet retained (per Retention Rate definition in footnote 5) plus the square footage of move outs in the quarter which were re-leased prior to or during the same quarter, divided by expiring lease square footage.
(7)Turnover costs include estimated tenant improvement and leasing costs associated with leases executed during the current period. Excludes costs for 1st generation leases.
(8)GAAP and cash rent statistics and turnover costs for new leases exclude 18 leases aggregating 235,570 RSF for which there was no comparable lease data. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.
(9)See page 35 for further details on uncommenced leases.

First Quarter 2023 Supplemental Financial Reporting Package	Page 22

Leasing Statistics (Continued).
(unaudited results)

Lease Expiration Schedule as of March 31, 2023:

Year of Lease Expiration	# of Leases Expiring	Total Rentable Square Feet	In-Place + Uncommenced ABR (in thousands)	In-Place + Uncommenced ABR per SF
Available	—	1,011,861	$—	$—
Repositioning/Redevelopment(1)	—	1,544,184	—	$—
MTM Tenants	11	148,175	2,157	$14.56
2023	295	4,288,343	60,411	$14.09
2024	422	7,092,736	85,783	$12.09
2025	363	6,979,816	95,575	$13.69
2026	260	7,095,601	94,482	$13.32
2027	129	4,854,362	76,645	$15.79
2028	70	2,363,518	37,013	$15.66
2029	23	1,992,318	30,226	$15.17
2030	20	1,705,518	23,867	$13.99
2031	18	1,922,899	32,110	$16.70
2032	14	897,498	18,603	$20.73
Thereafter	32	2,057,443	44,449	$21.60
Total Portfolio	1,657	43,954,272	$601,321	$14.53
(1)Represents vacant space at properties that were classified as repositioning or redevelopment as of March 31, 2023. Excludes completed or pre-leased repositioning/redevelopment properties and properties in lease-up. See pages 26-27 for additional details on these properties.

First Quarter 2023 Supplemental Financial Reporting Package	Page 23

Top Tenants and Lease Segmentation.
(unaudited results)

March 31, 2023

Tenant	Submarket	Leased Rentable SF	In-Place + Uncommenced ABR (in 000’s)(1)	% of In-Place + Uncommenced ABR(1)	In-Place + Uncommenced ABR per SF(1)	Lease Expiration
Tireco, Inc.	Inland Empire West	1,101,840	$18,511	3.1%	$16.80	1/31/2025
Zenith Energy West Coast Terminals LLC	South Bay	—(2)	$11,222	1.9%	$3.21(2)	9/29/2041
Cubic Corporation	Central San Diego	515,382	$10,786	1.8%	$20.93	3/31/2038(3)
Federal Express Corporation	Multiple Submarkets(4)	527,861	$10,062	1.7%	$19.06	11/30/2032(4)
L3 Technologies, Inc.	South Bay	461,431	$8,728	1.4%	$18.92	9/30/2031
The Hertz Corporation	South Bay	38,680(5)	$7,932	1.3%	$9.90(5)	3/31/2026
Best Buy Stores, L.P.	Inland Empire West	501,649	$7,886	1.3%	$15.72	6/30/2029
Michael Kors (USA)	Mid-Counties	565,619	$5,921	1.0%	$10.47	11/30/2026
Unified Grocers, Inc.	Central LA	695,120	$5,588	0.9%	$8.04	5/8/2038
County of Los Angeles	Multiple Submarkets(6)	170,542	$4,738	0.8%	$27.78	1/31/2027(6)
Top 10 Tenants		4,578,124	$91,374	15.2%
Top 11 - 20 Tenants		2,318,412	$37,981	6.3%
Total Top 20 Tenants		6,896,536	$129,355	21.5%
(1)See page 31 for further details on how these amounts are calculated.
(2)The tenant is leasing an 80.2 acre industrial outdoor storage site with ABR of $11.2 million or $3.21 per land square foot.
(3)Includes (i) 200,155 RSF expiring Mar 31, 2026 and (ii) 315,227 RSF expiring Mar 31, 2038.
(4)Includes (i) one land lease in LA-Mid-Counties expiring Jul 31, 2025, (ii) one land lease in North OC expiring Oct 31, 2026, (iii) 30,160 RSF in Ventura expiring Sep 30, 2027, (iv) one land lease in LA-Mid-Counties expiring Jun 30, 2029, (v) 42,270 RSF in LA-South Bay expiring Oct 31, 2030, (vi) 311,995 RSF in North County San Diego expiring Feb 28, 2031, & (vii) 143,436 RSF in LA-South Bay expiring Nov 30, 2032.
(5)The tenant is leasing 18.4 acres of land with ABR of $7.9 million or $9.90 per land square foot.
(6)Includes (i) 6,042 RSF in LA-South Bay expiring Jan 31, 2027 and (ii) 164,500 RSF in the Greater San Fernando Valley expiring Oct 31, 2030.

Lease Segmentation by Size:

Square Feet	Number of Leases	Leased Building Rentable SF		Building Rentable SF		Building Leased %		Building Leased % Excl. Repo/Redev	In-Place + Uncommenced ABR (in 000’s)(1)	% of In-Place + Uncommenced ABR(1)	In-Place + Uncommenced ABR per SF(1)
<4,999	660	1,593,563		1,696,987		93.9%		96.3%	$26,742	4.4%	$16.78
5,000 - 9,999	234	1,665,919		1,777,141		93.7%		96.6%	27,696	4.6%	$16.63
10,000 - 24,999	315	5,078,796		5,617,919		90.4%		94.3%	79,466	13.2%	$15.65
25,000 - 49,999	169	6,217,100		6,697,140		92.8%		94.8%	86,936	14.5%	$13.98
>50,000	218	26,594,309		27,916,545		95.3%		99.1%	339,226	56.4%	$12.76
Building Subtotal / Wtd. Avg.	1,596	41,149,687	(2)	43,705,732	(2)	94.2%	(2)	97.6%	$560,066	93.1%	$13.61
Land/IOS(3)	26	8,382,470	(4)						38,951	6.5%	$4.65	(4)
Other(3)	35								2,304	0.4%
Total	1,657								$601,321	100.0%
(1)See page 31 for further details on how these amounts are calculated.
(2)Excludes 248,540 building RSF that is associated with “Land/IOS.”
(3)“Land/IOS” includes leases for improved land sites and industrial outdoor storage (IOS) sites. “Other” includes amounts related to cellular tower, solar and parking lot leases.
(4)Represents land square feet and ABR per land square foot.

First Quarter 2023 Supplemental Financial Reporting Package	Page 24

Capital Expenditure Summary.
(unaudited results, in thousands, except square feet and per square foot data)

Three months ended March 31, 2023

	Year to Date
	Total	SF(1)	PSF
Tenant Improvements:
New Leases – 1st Generation	$38	190,876	$0.20
New Leases – 2nd Generation	4	11,757	$0.34
Renewals	255	300,947	$0.85
Total Tenant Improvements	$297

Leasing Commissions & Lease Costs:
New Leases – 1st Generation	$628	104,991	$5.98
New Leases – 2nd Generation	1,553	351,225	$4.42
Renewals	3,447	789,258	$4.37
Total Leasing Commissions & Lease Costs	$5,628

Total Recurring Capex	$2,194	43,068,798	$0.05
Recurring Capex % of NOI	1.5%
Recurring Capex % of Rental Income	1.2%

Nonrecurring Capex:
Repositioning and Redevelopment in Process(2)	$24,621
Unit Renovation(3)	1,086
Other(4)	3,230
Total Nonrecurring Capex	$28,937	17,793,940	$1.63

Other Capitalized Costs(5)	$9,120

(1)For tenant improvements and leasing commissions, reflects the aggregate square footage of the leases in which we incurred such costs, excluding new/renewal leases in which there were no tenant improvements and/or leasing commissions. For recurring capex, reflects the weighted average square footage of our consolidated portfolio for the period (including properties that were sold during the period). For nonrecurring capex, reflects the aggregate square footage of the properties in which we incurred such capital expenditures.
(2)Includes capital expenditures related to properties that were under repositioning or redevelopment as of March 31, 2023. See pages 26-27 for details of these properties.
(3)Includes non-tenant-specific capital expenditures with costs less than $100,000 per unit.
(4)Includes other nonrecurring capital expenditures including, but not limited to, seismic and fire sprinkler upgrades, replacements of either roof or parking lots, ADA related construction and capital expenditures for deferred maintenance existing at the time such property was acquired.
(5)Includes the following capitalized costs: (i) compensation costs of personnel directly responsible for and who spend their time on redevelopment, renovation and rehabilitation activity and (ii) interest, property taxes and insurance costs incurred during the pre-development and construction periods of repositioning or redevelopment projects.

First Quarter 2023 Supplemental Financial Reporting Package	Page 25

Properties and Space Under Repositioning*/Redevelopment.(1)
As of March 31, 2023	(unaudited results, $ in millions)

Repositioning

				Est. Constr. Period(1)
Property (Submarket)	Total Property RSF(2)	Repo/ Lease-Up RSF(2)	Total Property Leased % 3/31/23	Start	Target Complet.	Est. Stabilization Period(1)(3)	Purch. Price(1)	Proj. Repo Costs(1)	Proj. Total Invest.(1)	Cumulative Investment to Date(1)	Actual Cash NOI 1Q-2023(1)	Est. Annual Stabilized Cash NOI(1)	Est. Unlevered Stabilized Yield(1)
CURRENT REPOSITIONING:
19431 Santa Fe Avenue (South Bay)(4)	LAND	LAND	100%(4)	1Q-22	2Q-23	2Q-23	$8.2	$3.4	$11.6	$10.1	$0.3	$1.8	15.7%
20851 Currier Road (SG Valley)	59,412	59,412	—%	1Q-23	2Q-23	3Q-23	22.0	2.1	24.1	23.1	0.0	1.2	4.9%
2800 Casitas Avenue (SF Valley)	117,234	117,234	—%	1Q-23	3Q-23	1Q-24	43.9	7.2	51.1	46.9	0.0	2.5	5.0%
444 Quay Avenue (South Bay)	26,700	26,700	—%	1Q-23	4Q-23	1Q-24	25.8	8.2	34.0	26.8	0.0	2.4	7.0%
500 Dupont Avenue (Inland Empire West)	274,898	274,898	—%	1Q-23	1Q-24	3Q-24	58.8	10.0	68.8	59.4	(0.1)	4.3	6.3%
11308-11350 Penrose Street (SF Valley)	151,604	71,547	52%	1Q-23	2Q-24	4Q-24	12.1	7.2	19.3	12.4	0.2	1.4	7.4%
Total/Weighted Average	629,848	549,791					$170.8	$38.1	$208.9	$178.7	$0.4	$13.6	6.6%

LEASE-UP REPOSITIONING:
12821 Knott Street (West OC)(5)	165,171	165,171	—%	1Q-19	1Q-23	3Q-23	$20.7	$14.2	$34.9	$33.4	$0.0	$3.0	8.7%
12133 Greenstone Avenue (Mid-Counties)(6)	LAND	LAND	100%(6)	1Q-21	1Q-23	2Q-23	5.7	8.3	14.0	11.6	0.0	1.0	7.2%
8210-8240 Haskell Avenue (SF Valley)	52,934	52,934	28%	1Q-22	1Q-23	3Q-23	12.5	2.1	14.6	14.3	(0.1)	0.9	6.4%
14100 Vine Place (Mid-Counties)	122,514	122,514	—%	2Q-22	4Q-22	3Q-23	49.0	3.2	52.2	51.1	(0.2)	2.3	4.5%
Total/Weighted Average	340,619	340,619					$87.9	$27.8	$115.7	$110.4	$(0.3)	$7.2	6.3%

FUTURE REPOSITIONING:
29120 Commerce Center Drive (SF Valley)	135,258	135,258	100%	3Q-23	1Q-24	3Q-24	$27.1	$2.8	$29.9	$27.1	$0.3	$2.3	7.8%
1010 Belmont Street (Inland Empire West)	61,824	61,824	100%	3Q-23	3Q-24	4Q-24	14.6	6.3	20.9	14.7	0.1	1.0	5.0%
Total/Weighted Average	197,082	197,082					$41.7	$9.1	$50.8	$41.8	$0.4	$3.3	6.6%

Total Repositioning (Excluding Other)	1,167,549	1,087,492					$300.4	$75.0	$375.4	$330.9	$0.5	$24.1	6.5%

OTHER CURRENT REPOSITIONING IN PROCESS:
Other Repositioning - 28 projects with estimated costs < $1 million individually(7)								$12.4		$7.3			8.5%-9.5%
* “Properties and Space Under Repositioning” are typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is generally considered complete once the investment is fully or nearly fully deployed and the property is available for occupancy.
— See numbered footnotes on page 28 —

First Quarter 2023 Supplemental Financial Reporting Package	Page 26

Properties and Space Under Repositioning/Redevelopment* (Continued).(1)
As of March 31, 2023	(unaudited results, $ in millions)

Redevelopment

			Est. Constr. Period(1)
Property (Submarket)	Projected RSF(8)	Total Property Leased % 3/31/2023	Start	Target Complet.	Est. Stabilization Period(1)(3)	Purch. Price(1)	Proj. Redev Costs(1)	Proj. Total Invest.(1)	Cumulative Investment to Date(1)	Actual Cash NOI 1Q-2023(1)	Est. Annual Stabilized Cash NOI(1)	Est. Unlevered Stabilized Yield(1)
CURRENT REDEVELOPMENT:
1055 Sandhill Avenue (South Bay)	127,857	—%	3Q-21	1Q-24	3Q-24	$12.0	$18.6	$30.6	$17.3	$0.0	$2.7	8.8%
9615 Norwalk Boulevard (Mid-Counties)	201,571	—%	3Q-21	2Q-24	3Q-24	9.6	34.3	43.9	23.3	0.0	4.3	9.7%
9920-10020 Pioneer Blvd (Mid-Counties)	162,231	—%	4Q-21	1Q-24	3Q-24	23.6	33.4	57.0	29.0	0.0	3.3	5.9%
12752-12822 Monarch St. (West OC) **	161,711	41%	1Q-22	2Q-23	3Q-23	34.1	19.1	53.2	49.2	0.2	4.0	7.5%
1901 Via Burton (North OC)	139,449	—%	1Q-22	1Q-24	2Q-24	24.5	21.1	45.6	27.7	0.0	2.9	6.5%
3233 Mission Oaks Blvd. (Ventura) ***	117,358	—%	2Q-22	2Q-24	3Q-24	40.7	27.7	68.4	41.7	0.9	5.5	8.1%
6027 Eastern Avenue (Central LA)	93,498	—%	3Q-22	1Q-24	2Q-24	23.4	19.9	43.3	25.3	0.0	2.1	4.8%
8888-8992 Balboa Avenue (Central SD)	123,488	—%	3Q-22	2Q-24	3Q-24	19.9	20.9	40.8	22.2	0.0	2.5	6.1%
2390-2444 American Way (North OC)	100,483	—%	4Q-22	1Q-24	3Q-24	17.1	19.3	36.4	18.4	0.0	2.0	5.5%
4416 Azusa Canyon Road (SG Valley)	130,063	—%	4Q-22	2Q-24	3Q-24	12.3	18.8	31.1	15.1	0.0	2.6	8.2%
12118 Bloomfield Avenue (Mid-Counties)	107,045	—%	4Q-22	2Q-24	3Q-24	16.7	20.5	37.2	17.7	0.0	2.4	6.4%
3071 Coronado Street (North OC)	105,173	—%	1Q-23	1Q-24	3Q-24	28.2	17.8	46.0	29.0	0.0	2.2	4.8%
15010 Don Julian Road (SG Valley)	219,242	—%	1Q-23	2Q-24	3Q-24	22.9	29.7	52.6	24.1	0.0	3.8	7.2%
Total/Weighted Average	1,789,169					$285.0	$301.1	$586.1	$340.0	$1.1	$40.3	6.9%

LEASE-UP REDEVELOPMENT:
15601 Avalon Boulevard (South Bay)	86,879	—%	3Q-21	1Q-23	3Q-23	$16.1	$12.8	$28.9	$28.3	$(0.1)	$1.8	6.3%

FUTURE REDEVELOPMENT:
12772 San Fernando Road (SF Valley)	143,421	52%	3Q-23	3Q-24	1Q-25	$22.1	$24.8	$46.9	$22.9	$0.6	$3.0	6.5%
19900 Plummer Street (SF Valley)	79,900	100%	3Q-23	4Q-24	2Q-25	15.5	16.4	31.9	15.9	0.2	1.6	5.0%
17907-18001 Figueroa Street (South Bay)	75,392	100%	4Q-23	4Q-24	2Q-25	20.2	17.2	37.4	20.2	0.2	2.4	6.4%
21515 Western Avenue (South Bay)	84,100	—%	4Q-23	4Q-24	2Q-25	19.1	19.0	38.1	20.0	0.0	1.9	4.9%
1500 Raymond Avenue (North OC)	138,497	—%	4Q-23	1Q-25	2Q-25	46.1	25.0	71.1	47.4	0.0	3.3	4.6%
13711 Freeway Drive (Mid-Counties)	104,500	100%	1Q-24	2Q-25	3Q-25	34.1	23.0	57.1	34.3	0.2	2.6	4.6%
Total/Weighted Average	625,810					$157.1	$125.4	$282.5	$160.7	$1.2	$14.8	5.2%

Total Redevelopment	2,501,858					$458.2	$439.3	$897.5	$529.0	$2.2	$56.9	6.3%
* “Properties Under Redevelopment” are typically defined as properties where we plan to fully or partially demolish an existing building or buildings due to building obsolescence and/or properties with excess or vacant land where we plan to construct a ground-up building.
** As of March 31, 2023, 12752-12822 Monarch Street comprises 271,268 RSF. The project includes 111,325 RSF that are not being redeveloped. We have commenced repositioning 63,815 RSF, and we have demolished 99,925 RSF and the construction of a new 97,896 RSF building in its place has commenced. At completion, the total project will contain 273,036 RSF. Costs and yield shown reflect the entire project.
*** As of March 31, 2023, 3233 Mission Oaks Blvd comprises 409,217 RSF which are not being redeveloped. We plan to construct one new building comprising 117,358 RSF. We are also performing site work across the entire project. At completion, the total project will contain 526,575 RSF. Costs and yield shown reflect the entire project.
— See numbered footnotes on page 28 —

First Quarter 2023 Supplemental Financial Reporting Package	Page 27

Properties and Space Under Repositioning/Redevelopment (Continued).(1)
As of March 31, 2023	(unaudited results, in thousands, except square feet)

Prior and Current Year Stabilized Repositioning/Redevelopment
Property (Submarket)	Rentable Square Feet	Stabilized Period	Unlevered Stabilized Yield
29025 Avenue Paine (SF Valley)	111,260	1Q-22	6.6%
900 East Ball Road (North OC)	62,607	2Q-22	6.9%
11600 Los Nietos Road (Mid-Counties)	106,251	3Q-22	9.3%
3441 MacArthur Blvd. (OC Airport)	124,102	3Q-22	14.4%
415-435 Motor Avenue (SG Valley)	94,321	4Q-22	12.2%
15650-15700 Avalon Blvd. (South Bay)	98,259	4Q-22	7.7%
19475 Gramercy Place (South Bay)	47,712	4Q-22	7.7%
(1)For definitions of “Properties and Space Under Repositioning/Redevelopment,” “Estimated Construction Period,” “Purchase Price,” “Projected Repositioning/Redevelopment Costs,” “Projected Total Investment,” “Cumulative Investment to Date,” “Estimated Annual Stabilized Cash NOI,” “Actual Cash NOI,” “Estimated Unlevered Stabilized Yield” and “Stabilization Date - Properties and Space Under Repositioning” see pages 33 - 34 in the Notes and Definitions section of this report.
(2)“Total Property RSF” is the total RSF of the entire property or particular building(s) (footnoted if applicable) under repositioning. “Repositioning/Lease-up RSF” is the actual RSF that is subject to repositioning at the property/building, and may be less than Total Property RSF.
(3)Represents the estimated quarter that the project will reach stabilization. Includes time to complete construction and lease-up the project. The actual period of stabilization may vary materially from our estimates.
(4)As of Mar 31, 2023, 19431 Santa Fe Avenue has been leased and the tenant is occupying a portion of the property. The tenant is expected to take full occupancy in 2Q-23, subject to completion of repositioning work.
(5)At 12821 Knott Street, we repositioned the existing 120,800 RSF building and constructed approximately 45,000 RSF of new warehouse space.
(6)As of Mar 31, 2023, 12133 Greenstone Avenue has been leased with the lease expected to commence in 2Q-23.
(7)“Other Repositioning” includes 28 projects where estimated costs are generally less than $1.0 million individually. Repositioning at these 28 projects totals 447,051 RSF.
(8)Represents the estimated rentable square footage of the project upon completion of redevelopment.

First Quarter 2023 Supplemental Financial Reporting Package	Page 28

Current Year Acquisitions and Dispositions Summary.
As of March 31, 2023							(unaudited results)

2023 Current Period Acquisitions
Acquisition Date	Property Address	County	Submarket	Rentable Square Feet		Acquisition Price ($ in MM)	Occ. % at Acquisition	Est. Unlevered Stabilized Yield
1/6/2023	16752 Armstrong Avenue	Orange	OC Airport	81,600		$40.00	100%	5.7%
1/30/2023	10545 Production Avenue	Riverside / San Bernardino	Inland Empire West	1,101,840		365.00	100%	5.0%
2/28/2023	3520 Challenger Street	Los Angeles	South Bay	49,336		14.20	100%	6.3%
3/28/2023	9000 Airport Blvd	Los Angeles	South Bay	38,680	(1)	143.00	100%	6.3%
3/30/2023	9223-33 & 9323 Balboa Avenue and 4285 Ponderosa Avenue(2)	San Diego	Central San Diego	515,382		200.00	100%	7.4%
Total 2023 Current Period Acquisitions through March 31, 2023				1,786,838		$762.20

2023 Subsequent Period Acquisitions
Acquisition Date	Property Address	County	Submarket	Rentable Square Feet		Acquisition Price ($ in MM)	Occ. % at Acquisition	Est. Unlevered Stabilized Yield
4/7/2023	13925 Benson Avenue	Riverside / San Bernardino	Inland Empire West	38,143		27.50	100%	6.3%
4/14/2023	19301 Santa Fe Avenue(3)	Los Angeles	South Bay	41,638		14.60	81%	6.1%
Total Year to Date 2023 Acquisitions				1,866,619		$804.30

2023 Current Period Dispositions
Disposition Date	Property Address	County	Submarket	Rentable Square Feet	Sale Price ($ in MM)
3/28/2023	8101-8117 Orion Ave.	Los Angeles	Greater San Fernando Valley	48,394	$17.00
Total 2023 Current Period Dispositions				48,394	$17.00
(1)Represents acquisition of 18.4 acres of industrial zoned land.
(2)Represents acquisition of three properties in one consolidated transaction.
(3)Represents acquisition of a current or near-term redevelopment site. See page 27 for additional details.

First Quarter 2023 Supplemental Financial Reporting Package	Page 29

Net Asset Value Components.
As of March 31, 2023	(unaudited and in thousands, except share data)

Net Operating Income

Pro Forma Net Operating Income (NOI)(1)	Three Months Ended Mar 31, 2023
Total operating rental income	$185,164
Property operating expenses	(42,825)
Pro forma effect of uncommenced leases(2)	1,772
Pro forma effect of acquisitions(3)	6,927
Pro forma effect of dispositions(4)	(178)
Pro forma NOI effect of significant properties classified as repositioning, redevelopment and lease-up(4)	17,439
Pro Forma NOI	168,299
Amortization of net below-market lease intangibles	(8,290)
Straight line rental revenue adjustment	(7,628)
Pro Forma Cash NOI	$152,381

Balance Sheet Items
Other assets and liabilities	March 31, 2023
Cash and cash equivalents	$253,618
Restricted cash	16,239
Rents and other receivables, net	13,845
Other assets	21,811
Acquisition related deposits	3,625
Accounts payable, accrued expenses and other liabilities	(110,272)
Dividends payable	(79,370)
Tenant security deposits	(77,029)
Prepaid rents	(44,303)
Estimated remaining cost to complete repositioning/redevelopment projects	(412,237)
Total other assets and liabilities	$(414,073)

Debt and Shares Outstanding

Total consolidated debt(5)	$2,250,136
Preferred stock/units - liquidation preference	$241,068

Common shares outstanding(6)	200,418,714
Operating partnership units outstanding(7)	7,597,554
Total common shares and operating partnership units outstanding	208,016,268
(1)For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions & reconciliation section beginning on page 31 and page 12 of this report, respectively.
(2)Represents the estimated incremental base rent from uncommenced new and renewal leases as if they had commenced as of January 1, 2023.
(3)Represents the estimated incremental NOI from Q1'23 acquisitions as if they had been acquired on January 1, 2023. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired entities as of January 1, 2023.
(4)Represents the estimated incremental NOI from the properties that were classified as current or future repositioning/redevelopment, lease-up or stabilized during the three months ended March 31, 2023, assuming that all repositioning/redevelopment work had been completed and all of the properties were fully stabilized as of January 1, 2023. Includes all properties that are separately listed on pages 26 - 27 and excludes “Other Repositionings.” We have made a number of assumptions in such estimates & there can be no assurance that we would have generated the projected levels of NOI had these properties actually been stabilized as of January 1, 2023.
(5)Excludes unamortized loan discount and debt issuance costs totaling $19.4 million.
(6)Represents outstanding shares of common stock of the Company, which excludes 365,416 shares of unvested restricted stock.
(7)Represents outstanding common units of the Company’s operating partnership, Rexford Industrial Realty, L.P., that are owned by unit holders other than Rexford Industrial Realty, Inc. Includes 800,056 vested LTIP Units and 976,352 vested performance units and excludes 324,684 unvested LTIP Units and 1,516,107 unvested performance units.

First Quarter 2023 Supplemental Financial Reporting Package	Page 30

Notes and Definitions.

Adjusted Funds from Operations (“AFFO”): We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO, as defined below, the following items: (i) certain non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as construction payroll, (iii) recurring capital expenditures required to maintain and re-tenant our properties, (iv) capitalized interest costs resulting from the repositioning/redevelopment of certain of our properties and (v) 2nd generation tenant improvements and leasing commissions. Management uses AFFO as a supplemental performance measure because it provides a performance measure that, when compared year over year, captures trends in portfolio operating results. We also believe that, as a widely recognized measure of the performance of REITs, AFFO will be used by investors as a basis to assess our performance in comparison to other REITs. However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our performance is limited. Additionally, other Equity REITs may not calculate AFFO using the method we do. As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO. AFFO should be considered only as a supplement to net income (as computed in accordance with GAAP) as a measure of our performance.
In-Place Annualized Base Rent and Uncommenced Annualized Base Rent:
•In-Place Annualized Base Rent (“In-Place ABR”): Calculated as the monthly contractual base rent (before rent abatements) per the terms of the lease, as of March 31, 2023, multiplied by 12. Includes leases that have commenced as of March 31, 2023 or leases where tenant has taken early possession of space as of March 31, 2023. Excludes billboard and antenna revenue and tenant reimbursements.
•In-Place ABR per Square Foot: Calculated by dividing In-Place ABR for the lease by the occupied square feet of the lease, as of March 31, 2023.
•Combined In-Place and Uncommenced Annualized Base Rent (“In-Place + Uncommenced ABR”): Calculated by adding (i) In-Place ABR and (ii) ABR Under Uncommenced Leases (see definition below). Does not include adjustments for leases that expired and were not renewed subsequent to March 31, 2023, or adjustments for future known non-renewals.
•ABR Under Uncommenced Leases: Calculated by adding the following:
(i) ABR under Uncommenced New Leases = first full month of contractual base rents (before rent abatements) to be received under Uncommenced New Leases, multiplied by 12.
(ii) Incremental ABR under Uncommenced Renewal Leases = difference between: (a) the first full month of contractual base rents (before rent abatements) to be received under Uncommenced Renewal Leases and (b) the monthly In-Place ABR for the same space as of March 31, 2023, multiplied by 12.
•In-Place + Uncommenced ABR per Square Foot: Calculated by dividing (i) In-Place + Uncommenced ABR for the leases by (ii) the square footage under commenced and uncommenced leases (net of renewal space) as of March 31, 2023.
•Uncommenced New Leases: Reflects new leases (for vacant space) that have been signed but have not yet commenced as of March 31, 2023.
•Uncommenced Renewal Leases: Reflects renewal leases (for space occupied by renewing tenant) that have been signed but have not yet commenced as of March 31, 2023.
Capital Expenditures, Non-recurring: Expenditures made with respect to a property for repositioning, redevelopment, major property or unit upgrade or renovation, and further includes capital expenditures for seismic upgrades, roof or parking lot replacements and capital expenditures for deferred maintenance existing at the time such property was acquired.
Capital Expenditures, Recurring: Expenditures made with respect to a property for maintenance of such property and replacement of items due to ordinary wear and tear including, but not limited to, expenditures made for maintenance of parking lot, roofing materials, mechanical systems, HVAC systems and other structural systems. Recurring capital expenditures shall not include any of the following: (a) major upgrade or renovation of such property not necessary for proper maintenance or marketability of such property; (b) capital expenditures for seismic upgrades; (c) capital expenditures for deferred maintenance for such property existing at the time such property was acquired; or (d) replacements of either roof or parking lots.
Capital Expenditures, First Generation: Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use.
Cash NOI: Cash basis NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI (i) fair value lease revenue and (ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Core Funds from Operations (“Core FFO”): We calculate Core FFO by adjusting FFO for non-comparable items outlined in the “Non-GAAP FFO and Core FFO Reconciliations” on pages 12 - 13. We believe that Core FFO is a useful supplemental measure and that by adjusting for items that are not considered by us to be part of our on-going operating performance, provides a more meaningful and consistent comparison of the Company’s operating and financial performance period-over-period. Because these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of Core FFO” reflects Core FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders (which consists of preferred stock dividends, but excludes non-recurring preferred stock redemption charges related to the write-off of original issuance costs which we do not consider reflective of our core revenue or expense streams).

First Quarter 2023 Supplemental Financial Reporting Package	Page 31

Notes and Definitions.

Debt Covenants ($ in thousands)

		March 31, 2023
	Current Period Covenant	Revolver, $300M, $400M & $60M Term Loan Facilities	Senior Notes ($100M, $125M, $25M, $75M)
Maximum Leverage Ratio	less than 60%	18.4%	20.2%
Maximum Secured Leverage Ratio	less than 45%	1.1%	N/A
Maximum Secured Leverage Ratio	less than 40%	N/A	1.2%
Maximum Secured Recourse Debt	less than 15%	N/A	—%
Minimum Tangible Net Worth	$5,463,267	N/A	$8,182,876
Minimum Fixed Charge Coverage Ratio	at least 1.50 to 1.00	5.27 to 1.00	5.27 to 1.00
Unencumbered Leverage Ratio	less than 60%	20.9%	22.9%
Unencumbered Interest Coverage Ratio	at least 1.75 to 1.00	6.49 to 1.00	6.49 to 1.00

		March 31, 2023
	Current Period Covenant	Senior Notes ($400M due 2030 & $400M due 2031)
Maximum Debt to Total Asset Ratio	less than 60%	20.6%
Maximum Secured Debt to Total Asset Ratio	less than 40%	1.1%
Minimum Debt Service Coverage Ratio	at least 1.50 to 1.00	5.0 to 1.00
Minimum Unencumbered Assets to Unsecured Debt Ratio	at least 1.50 to 1.00	4.94 to 1.00
Our actual performance for each covenant is calculated based on the definitions set forth in each loan agreement/indenture.
EBITDAre and Adjusted EBITDA: We calculate EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre is calculated as net income (loss) (computed in accordance with GAAP), before interest expense, tax expense, depreciation and amortization, gains (or losses) from sales of depreciable operating property, impairment losses of depreciable property and adjustments to reflect our proportionate share of EBITDAre from our unconsolidated joint venture. We calculate Adjusted EBITDA by adding or subtracting from EBITDAre the following items: (i) non-cash stock based compensation expense, (ii) gain (loss) on extinguishment of debt, (iii) acquisition expenses, (iv) impairments of right of use assets and (v) the pro-forma effects of acquisitions and dispositions. We believe that EBITDAre and Adjusted EBITDA are helpful to investors as a supplemental measure of our operating performance as a real estate company because it is a direct measure of the actual operating results of our industrial properties. We also use these measures in ratios to compare our performance to that of our industry peers. In addition, we believe EBITDAre and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because EBITDAre and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our liquidity is limited. Accordingly, EBITDAre and Adjusted EBITDA should not be considered alternatives to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. EBITDAre and
Adjusted EBITDA should not be considered as alternatives to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate EBITDAre and Adjusted EBITDA differently than we do; accordingly, our EBITDAre and Adjusted EBITDA may not be comparable to such other Equity REITs’ EBITDAre and Adjusted EBITDA. EBITDAre and Adjusted EBITDA should be considered only as supplements to net income (as computed in accordance with GAAP) as a measure of our performance.
Ending occupancy excluding repositioning/redevelopment: Represents consolidated portfolio occupancy adjusted to exclude all vacant SF associated with Repositioning and Redevelopment projects, including those combined in “Other Repositioning”.
Fixed Charge Coverage Ratio:

	For the Three Months Ended
	Mar 31, 2023		Dec 31, 2022		Sep 30, 2022		Jun 30, 2022		Mar 31, 2022
EBITDAre	$124,567		$115,946		$107,769		$97,678		$92,568
Amortization of above/below market lease intangibles	(8,290)		(12,959)		(7,033)		(6,126)		(5,091)
Non-cash stock compensation	8,178		9,716		6,316		6,342		6,052
Loss on extinguishment of debt	—		38		—		877		—
Impairment of right-of-use asset	188		—		—		—		—
Straight line rental revenue adj.	(7,628)		(7,467)		(8,411)		(8,441)		(6,901)
Capitalized payments	(3,934)		(3,542)		(3,653)		(3,296)		(2,895)
Recurring capital expenditures	(2,194)		(2,593)		(2,658)		(2,063)		(1,251)
2nd gen. tenant improvements & leasing commissions	(5,259)		(5,437)		(3,940)		(4,031)		(2,147)
Cash flow for fixed charge coverage calculation	$105,628		$93,702		$88,390		$80,940		$80,335
Cash interest expense calculation detail:
Interest expense	13,701		13,670		14,975		10,168		9,683
Capitalized interest	4,990		4,215		3,619		2,419		1,983
Note payable premium amort.	(66)		(64)		(63)		(62)		(61)
Amort. of deferred financing costs	(856)		(840)		(766)		(563)		(520)
Amort. of swap term fees & t-locks	(129)		(129)		(128)		(93)		(181)
Cash interest expense	17,640		16,852		17,637		11,869		10,904
Scheduled principal payments	379		354		546		607		635
Preferred stock/unit dividends	3,116		3,116		3,117		3,112		3,037
Fixed charges	$21,135		$20,322		$21,300		$15,588		$14,576
Fixed Charge Coverage Ratio	5.0	x	4.6	x	4.1	x	5.2	x	5.5	x
NAREIT Defined Funds from Operations (“FFO”): We calculate FFO in accordance with the standards established by NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) on sale of real estate assets, gains (or losses) on sale of assets incidental to our business, impairment losses of depreciable operating property or assets incidental to

First Quarter 2023 Supplemental Financial Reporting Package	Page 32

Notes and Definitions.

our business, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions or assets incidental to our business, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate and other assets incidental to our business, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of FFO” reflects FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders (which consists of preferred stock dividends and any preferred stock redemption charges related to the write-off of original issuance costs).
Net Operating Income (“NOI”): NOI is a non-GAAP measure which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as total revenue from real estate operations including i) rental income, ii) tenant reimbursements, and iii) other income less property expenses. We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense, general and administrative expenses, interest expense, gains (or losses) on sale of real estate and other non-operating items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Proforma NOI: Proforma NOI is calculated by adding to NOI the following adjustments: (i) the estimated impact on NOI of uncommenced leases as if they had commenced at the beginning of the reportable period, (ii) the estimated impact on NOI of current period acquisitions as if they had been acquired at the beginning of the reportable period, (iii) the actual NOI of properties sold during the current period and (iv) the estimated incremental NOI from properties that were classified as repositioning/lease-up properties as of the end of the reporting period, assuming that all repositioning work had been completed and the properties/space were fully stabilized as of the beginning of the reportable period. These estimates do not purport to be indicative of what operating results would have been had the transactions actually occurred at the beginning of the reportable period and may not be indicative of future operating results.
Definitions Related to Properties and Space Under Repositioning/Redevelopment:
•Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is generally considered complete once the investment is fully or nearly fully deployed and the property is available for occupancy.
•Properties Under Redevelopment: Typically defined as a properties where we plan to fully or partially demolish an existing building(s) due to building obsolescence and/or a property with excess or vacant land where we plan to construct a ground-up building.
•Estimated Construction Period: The “Start” of the Estimated Construction Period is our current estimate of the period in which we will start physical construction on a property. Prior to Q4-2020, we defined the “Start” as the period in which we began activities to get a property ready for its intended use, which included pre-construction activities, including securing entitlements or permits, design, site work, and other necessary activities preceding construction. The Target Completion of the Estimated Construction Period is our current estimate of the period in which we will have substantially completed a project and the project is made available for occupancy. We expect to update our timing estimates on a quarterly basis.
•Purchase Price: Represents the contractual purchase price of the property plus closing costs.
•Projected Repositioning/Redevelopment Costs: Represents the estimated costs to be incurred to complete construction and lease-up each repositioning/redevelopment project. Estimated costs include (i) nonrecurring capital expenditures, (ii) estimated tenant improvement allowances/costs and (iii) estimated leasing commissions. We expect to update our estimates upon completion of the project, or sooner if there are any significant changes to expected costs from quarter to quarter. Excludes capitalized costs including capitalized interest, property taxes, insurance and compensation.
•Projected Total Investment: Includes the sum of the Purchase Price and Projected Repositioning/Redevelopment Costs.
•Cumulative Investment to Date: Includes the Purchase Price and nonrecurring capital expenditures, tenant improvement costs and leasing commission costs incurred as of the reporting date.
•Estimated Annual Stabilized Cash NOI: Represents management’s estimate of each project’s annual Cash NOI once the property has reached stabilization and initial rental concessions, if any, have elapsed. Actual results may vary materially from our estimates.
•Actual Cash NOI: Represents the actual cash NOI (a non-GAAP measure defined on page 31) for the repositioning/redevelopment property for the entire reported quarter or from the date of acquisition if such property was acquired during the current reported quarter.

First Quarter 2023 Supplemental Financial Reporting Package	Page 33

Notes and Definitions.

•Estimated Unlevered Stabilized Yield: Calculated by dividing each project’s Estimated Annual Stabilized Cash NOI by its Projected Total Investment.
•Stabilization Date - Properties and Space Under Repositioning/Redevelopment: We consider a repositioning/redevelopment property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning/redevelopment construction work.
Rental Income: See below for a breakdown of consolidated rental income for the last five trailing quarters. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the our performance.

	Three Months Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Rental revenue (before collectability adjustment)	$153,521	$149,295	$134,274	$122,937	$115,532
Tenant reimbursements	31,419	28,586	27,675	25,413	24,553
Other income	564	470	520	479	463
Increase (reduction) in revenue due to change in collectability assessment	(340)	71	112	158	40
Rental income	$185,164	$178,422	$162,581	$148,987	$140,588
Rent Change - Cash: Compares the first month cash rent excluding any abatement on new/renewal leases to the last month rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.
Rent Change - GAAP: Compares GAAP rent, which straightlines rental rate increases and abatements, on new/renewal leases to GAAP rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.
Same Property Portfolio (“SPP”): Our 2023 SPP is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2022 through March 31, 2023, and excludes (i) properties that were acquired or sold during the period from January 1, 2022 through March 31, 2023, and (ii) properties acquired prior to January 1, 2022 that were or will be classified as repositioning/redevelopment (current and future) or lease-up during 2022 and 2023 (as separately listed on pages 26-27) and select buildings in “Other Repositioning,” which we believe will significantly affect the properties’ results during the comparative periods.

SPP Historical Information: The table below reflects selected information related to our SPP as initially reported in each quarter’s respective supplemental package.

	Three Months Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
# of Properties	257	224	224	224	224
Square Feet	32,601,949	28,584,482	28,581,460	28,581,635	28,570,287
Ending Occupancy	98.0%	98.1%	98.4%	98.9%	99.3%
SPP NOI growth	7.3%	7.3%	7.2%	7.0%	8.0%
SPP Cash NOI growth	10.7%	10.7%	9.7%	10.1%	11.7%

Same Property Portfolio Rental Income: See below for a breakdown of 2023 & 2022 rental income for our SPP. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the our performance.

	Three Months Ended March 31,
	2023	2022	$ Change	% Change
Rental revenue	$110,937	$103,898	$7,039	6.8%
Tenant reimbursements	22,894	22,247	647	2.9%
Other income	406	363	43	11.8%
Rental income	$134,237	$126,508	$7,729	6.1%
Reconciliation of Net Income to NOI and Cash NOI (in thousands):

	Three Months Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Net Income	$63,570	$45,708	$41,648	$40,901	$48,900
General and administrative	18,197	19,733	14,951	14,863	14,717
Depreciation & amortization	59,429	56,568	51,146	46,609	42,471
Other expenses	647	815	413	295	38
Interest expense	13,701	13,670	14,975	10,168	9,683
Loss on extinguishment of debt	—	38	—	877	—
Management & leasing services	(190)	(160)	(163)	(130)	(163)
Interest income	(882)	(5)	(3)	(1)	(1)
Gains on sale of real estate	(12,133)	—	—	—	(8,486)
NOI	$142,339	$136,367	$122,967	$113,582	$107,159
S/L rental revenue adj.	(7,628)	(7,467)	(8,411)	(8,441)	(6,901)
Amortization of above/below market lease intangibles	(8,290)	(12,959)	(7,033)	(6,126)	(5,091)
Cash NOI	$126,421	$115,941	$107,523	$99,015	$95,167

First Quarter 2023 Supplemental Financial Reporting Package	Page 34

Notes and Definitions.

Reconciliation of Net Income to Total Portfolio NOI, Same Property Portfolio NOI and Same Property Portfolio Cash NOI:

	Three Months Ended March 31,
	2023	2022
Net income	$63,570	$48,900
General and administrative	18,197	14,717
Depreciation and amortization	59,429	42,471
Other expenses	647	38
Interest expense	13,701	9,683
Management and leasing services	(190)	(163)
Interest income	(882)	(1)
Gains on sale of real estate	(12,133)	(8,486)
NOI	$142,339	$107,159
Non-Same Property Portfolio rental income	(50,927)	(14,080)
Non-Same Property Portfolio property exp.	12,940	4,214
Same Property Portfolio NOI	$104,352	$97,293
Straight line rental revenue adjustment	(3,854)	(5,619)
Amort. of above/below market lease intangibles	(3,617)	(4,134)
Same Property Portfolio Cash NOI	$96,881	$87,540
Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance:

	2023 Estimate
	Low	High
Net income attributable to common stockholders	$1.01	$1.05
Company share of depreciation and amortization	1.16	1.16
Company share of gains on sale of real estate	(0.06)	(0.06)
Company share of Core FFO	$2.11	$2.15

Occupancy by County:

	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Ending Occupancy:
Los Angeles County	94.9%	95.6%	94.1%	94.7%	96.2%
Orange County	90.3%	92.7%	92.5%	88.9%	87.4%
Riverside / San Bernardino County	90.5%	89.7%	92.9%	98.0%	99.8%
San Diego County	94.7%	97.9%	98.7%	97.6%	98.8%
Ventura County	99.7%	99.7%	100.0%	99.1%	98.9%
Total/Weighted Average	93.8%	94.6%	94.5%	95.2%	96.3%

Total Portfolio RSF	43,954,272	42,403,735	41,716,182	39,441,055	38,133,166
Uncommenced Lease Data:

Total/Weighted Average
Occupied SF	41,249,505
Uncommenced Renewal Leases - Leased SF(1)	552,108
Uncommenced New Leases - Leased SF(1)	148,722
Leased SF	41,398,227
Percent Leased	94.2%

In-Place ABR(2)	$591,740
ABR Under Uncommenced Leases (in thousands)(2)(3)	9,581
In-Place + Uncommenced ABR (in thousands)(2)	$601,321
In-Place + Uncommenced ABR per SF(2)	$14.53
(1)Reflects the square footage of renewal and new leases, respectively, that have been signed but have not yet commenced as of March 31, 2023.
(2)See page 31 for further details on how these amounts are calculated.
(3)Includes $5.1 million of annualized base rent under Uncommenced New Leases and $4.5 million of incremental annualized base rent under Uncommenced Renewal Leases.

First Quarter 2023 Supplemental Financial Reporting Package	Page 35